Exhibit 10.4

               FREEPORT-McMoRan COPPER & GOLD INC.
                    ADJUSTED STOCK AWARD PLAN


                            SECTION 1

       Purpose. The purpose of the Freeport-McMoRan Copper & Gold Inc. Adjusted Stock Award Plan (the "Plan") is to provide for the issuance and administration of certain awards relating to common stock of the Company issued to employees, officers and directors of Freeport-McMoRan Inc. ("FTX"), the Company's current parent, in connection with FTX's distribution to FTX stockholders of all of the Class B Common Stock of the Company.


                            SECTION 2

       Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

       "Award" shall mean any Option, Limited Right, Stock Appreciation Right or Stock Incentive Unit granted under this Plan.

       "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

       "Board" shall mean the Board of Directors of the Company.

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not fewer than two directors, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "non-employee director" within the meaning of Rule 16b-3 and, to the extent necessary to comply with Section 162(m) only, is an "outside director" under Section 162(m). Until otherwise determined by the Board, the Committee shall be the Corporate Personnel Committee of the Board.

       "Company" shall mean Freeport-McMoRan Copper & Gold Inc.

       "Consent Solicitation Statement" shall mean the consent solicitation statement dated February 7, 1995 distributed to Company stockholders in connection with the transactions relating to the Distribution.

       "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

       "Distribution" shall mean the distribution by FTX of all the then outstanding Shares owned by FTX to the holders of FTX common stock, as described in the Consent Solicitation Statement.

       "Distribution Date" shall mean the effective date of the Distribution.

       "Eligible Individual" shall mean any present or former employee, officer or director of FTX who on the Distribution Date holds an FTX Award.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

       "FTX Award" shall mean any of the FTX Options, FTX Director Options, FTX SARs and FTX SIUs, and any limited rights appertaining thereto.

       "FTX Director Option" shall mean an option to purchase FTX common stock granted under the FTX 1988 Stock Option Plan for Non-Employee Directors that is outstanding and unexercised on the Distribution Date.

       "FTX Option" shall mean an option to purchase FTX common stock granted by FTX to a present or former officer or employee of FTX that is outstanding and unexercised on the Distribution Date.

       "FTX SAR" shall mean a stock appreciation right granted to a present or former officer or employee of FTX that is outstanding and unexercised on the Distribution Date.

       "FTX SIU" shall mean a stock incentive unit granted under the FTX 1992 Stock Incentive Unit Plan that is outstanding and unexercised on the Distribution Date.

       "Limited Right" shall mean any right granted under Section 8 of the Plan.

       "Offer" shall mean any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall beneficially own more than 40% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends).

       "Offer Price" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the ninetieth day prior to the date on which a Limited Right is exercised and ending on and including the date of exercise of such Limited Right. Any securities or property that comprise all or a portion of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price at the higher of (i) the valuation placed on such securities or property by the person or persons making such Offer, or
(ii) the valuation, if any, placed on such securities or property by the Committee or the Board.

       "Option" shall mean an option granted under Section 6 of the Plan.

       "Participant" shall mean any Eligible Individual granted an Award under the Plan.

       "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

       "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

       "SAR" shall mean a Stock Appreciation Right.

       "SEC" shall mean the Securities and Exchange Commission, including the staff thereof, or any successor thereto.

       "Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

       "SIU" shall mean any Stock Incentive Unit.

       "Shares" shall mean the shares of Class B Common Stock, par value $.10 per share, of the Company and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

       "Stock Appreciation Right" shall mean any award of stock appreciation rights granted under Section 7 of the Plan.

       "Stock Incentive Unit" shall mean any award of stock incentive units granted under Section 9 of the Plan.

       "Subsidiary" shall mean any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity.


                            SECTION 3

       Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee shall have no discretion relating to the timing, price and size of Awards granted under the Plan, which shall be determined in accordance with the provisions of Sections
6 through 9. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.


                            SECTION 4

       Eligibility. Each Eligible Individual shall be granted an Award in accordance with the provisions of the Plan.


                            SECTION 5

       (a) Shares Available for Awards. Subject to adjustment as provided in paragraph 5(b):

       (i) Calculation of Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be such number of Shares as results from the application of the award formulas set forth in Sections 6 through 8. Such number of Shares shall not be reduced by the number of Shares with respect to which SIUs shall be granted, which shall be determined in accordance with Section 9. If, after the effective date of the Plan, an Award granted under the Plan expires or is exercised, forfeited, canceled or terminated without the delivery of Shares, then the Shares covered by such Award or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such expiration, exercise, forfeiture, cancellation or termination, shall not thereafter be available for grants or Awards under the Plan.

       (ii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary.

       (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (ii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.


                            SECTION 6

       (a) Stock Options. Immediately prior to the Distribution, each holder of an FTX Option or an FTX Director Option shall receive an Option to purchase such number of Shares (disregarding any fractional Share) as such holder would be eligible to receive in the Distribution with respect to the number of shares of FTX common stock subject to such FTX Award if such holder were the owner of record of such FTX shares on the record date for the Distribution. Except as set forth in paragraph 6(b), each such Option shall have the same remaining term and other terms and conditions (whether such terms and conditions are contained in the related FTX Award agreement or in the plan under which such FTX Award was made) and shall be exercisable to the same extent as the FTX Award from which they were derived, with such changes and modifications as are necessary to substitute the Company for FTX as the issuer of the Option; provided, however, if the FTX Award from which an Option is derived has a term that will expire prior to one hundred and eighty days after the effective date of the Distribution, the term of such Option shall expire on the one hundred and eightieth day after the effective date of the Distribution. Notwithstanding the foregoing, no Option shall be exercisable prior to the ninetieth day after the effective date of the Distribution.

       (b) Exercise Price. The per Share exercise price of each Option granted pursuant to paragraph 6(a) shall be the per share exercise price or grant price of the FTX Award from which such Option was derived multiplied by a fraction, the numerator of which is the per Share fair market value at the time of the Distribution, determined as set forth below, and the denominator of which is the per share fair market value of FTX common stock (trading with due bills) at the time of the Distribution, determined as set forth below. For purposes of this paragraph 6(b), the per Share fair market value at the time of the Distribution shall be the weighted average when-issued per Share price on the New York Stock Exchange on the first day on which the Shares are traded on a when-issued basis on the New York Stock Exchange, and the per share fair market value of FTX common stock (trading with due bills) at the time of the Distribution shall be the weighted average per share price of FTX common stock (trading with due bills) on the New York Stock Exchange on such trading day.

       (c) Tax-Offset Payment Right. If the FTX Award from which the Option granted under this Section 6 derives contained a right to receive a cash payment upon exercise of such FTX Award related to and intended to defray the income tax liability associated therewith, the Option granted under this Section 6 shall contain a similar tax-offset payment right feature.

       (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by applying cash amounts payable by the Company upon the exercise of such Option or other Awards by the holder thereof or by exchanging whole Shares owned by such holder (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash, cash equivalents, cash amounts so payable by the Company upon exercises of Awards and the fair market value of any such whole Shares so tendered to the Company, valued (in accordance with procedures established by the Committee) as of the effective date of such exercise, is at least equal to such option price.


                            SECTION 7

       (a) Stock Appreciation Rights. Immediately prior to the Distribution, each holder of an FTX SAR shall receive a Stock Appreciation Right relating to such number of Shares (disregarding any fractional Share) as such holder would be eligible to receive in the Distribution with respect to the number of shares of FTX common stock to which such FTX SAR relates if such holder were the owner of record of such FTX shares on the record date for the Distribution. Except as set forth below, each such SAR shall have the same remaining term and other terms and conditions (whether such terms and conditions are contained in the related FTX SAR agreement or in the plan under which such FTX SAR was awarded) and shall be exercisable to the same extent as the FTX SAR from which they were derived, with such changes and modifications as are necessary to substitute the Company for FTX as the issuer of the SAR.
The per Share grant price of each SAR shall be determined in the same manner as the exercise price of Options granted pursuant to Section 6, as described in paragraph 6(b).

       (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the SAR relates, an amount in cash equal to the excess, if any, of the fair market value of a Share on the date of exercise of the SAR over the grant price.

                           SECTION 8

       (a) Limited Rights. Each holder of an FTX Option shall receive, at the same time as and in tandem with each Option granted to such holder under Section 6, Limited Rights equal in number to the number of Shares subject to such Option with which such Limited Rights are in tandem.
Such Limited Rights shall have a grant price equal to the exercise price of the Option with which it is in tandem, and shall in all other respects contain the same terms and conditions as in the agreement pertaining to the FTX Option from which they derived.

       (b) A Limited Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Limited Right relates, an amount in cash equal to the excess, if any, of the Offer Price on the date of exercise of the Limited Right over the grant price. Any Limited Right shall only be exercisable during a period beginning not earlier than one day and ending not more than ninety days after the expiration date of an Offer.


                            SECTION 9

       (a) Stock Incentive Units. Immediately prior to the Distribution, each holder of an FTX SIU shall receive a Stock Incentive Unit relating to such number of Shares (disregarding any fractional Share) as such holder would be eligible to receive in the Distribution with respect to the number of shares of FTX common stock to which such FTX SIU relates if such holder were the owner of record of such FTX shares on the record date for the Distribution. Except as set forth below, each such SIU shall have the same remaining term and other terms and conditions (whether such terms and conditions are contained in the related FTX SIU agreement or in the plan under which such FTX SIU was awarded) and shall be exercisable to the same extent as the FTX SIU from which they were derived, with such changes and modifications as are necessary to substitute the Company for FTX as the issuer of the SIU. The per Share exercise price of each SIU shall be determined in the same manner as the exercise price of Options granted pursuant to Section 6, as described in paragraph 6(b).

       (b) A Stock Incentive Unit shall entitle the holder thereof to receive upon exercise, for each Share to which the SIU relates, an amount in cash equal to the excess, if any, of the fair market value of a Share on the date of exercise of the SIU over the exercise price. In the event that the SIU is exercised during a period beginning not earlier than one day after the expiration date of an Offer and ending not more than ninety days after the expiration date of such Offer, an SIU shall entitle the holder thereof to receive upon exercise, for each Share to which the SIU relates, the higher of (i) the amount described in the first sentence of this paragraph 9(b) and (ii) an amount in cash equal to the excess, if any, of the Offer Price on the date of exercise of the SIU over the exercise price.


                            SECTION 10

       (a) Amendments to the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. Notwithstanding anything to the contrary contained herein, (i) the Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States and (ii) any amendment, suspension or termination made in accordance with this paragraph 10(a) that would adversely affect a holder's rights under an Award made under the Plan may not be made without such holder's consent.

       (b) Amendments to Awards. The Committee may amend, modify or terminate any outstanding Award with the holder's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which an Award becomes exercisable, or (ii) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate.

       (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in paragraph 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

       (d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.


                            SECTION 11

       (a) Award Agreements. Each Award hereunder shall be evidenced by a writing delivered to the Participant that shall specify the terms and conditions thereof and any rules applicable thereto and that shall, in accordance with the provisions of the Plan, replicate as closely as possible the terms, conditions and other contractual attributes of the FTX Award from which the Award is derived, as in effect on the Distribution Date.

       (b) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) as to Options only, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto,
(a) to Immediate Family Members, (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (d) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (b), (c) or (d) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 11(b).

       (c) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

       (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

       (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be engaged or employed by or retained in the employ of FTX, the Company or any Subsidiary. FTX, the Company or any Subsidiary may at any time dismiss a Participant from engagement or employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or any agreement relating to the engagement or employment of the Participant by FTX, the Company or any Subsidiary.

       (f) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

       (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

       (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

       (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine, in accordance with the terms of the Plan, as applicable, whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

       (j) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.


                            SECTION 12

       Effective Date of the Plan. The Plan shall be effective as of the date of its approval by the holders of the common stock of the Company.


                            SECTION 13

       Term of the Plan. Subject to paragraph 5(b), no Award shall be granted under the Plan except the Awards provided for in Sections 6, 7, 8 and 9. Awards granted hereunder shall continue until their respective expiration dates, and the authority of the Committee to administer, interpret, amend, alter, adjust, suspend, discontinue, or terminate, in accordance with the provisions of the Plan, any such Award or to waive any conditions or rights under any such Award shall extend until the latest such date.